Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and Chief Financial Officer (502) 596-7734

KINDRED HEALTHCARE UPDATES 2008 EARNINGS GUIDANCE

Third Quarter 2008 Results Expected to be Lower than Previously Issued Guidance

Hospital Weakness, Gulf Hurricanes Negatively Impact Third Quarter Performance

Fourth Quarter Diluted EPS from Continuing Operations Expected to Range from $0.35 to $0.45

Fiscal 2008 Diluted EPS from Continuing Operations Expected to Range from $1.30 to $1.40

Compared to Previous Guidance of $1.50 to $1.60

Louisville, Ky. (October 21, 2008) - Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its preliminary third quarter operating results and also updated its earnings guidance for the fourth quarter and fiscal year ending December 31, 2008.

Preliminary Third Quarter 2008 Results - Continuing Operations

Based upon preliminary data, the Company expects to report net income from continuing operations of approximately $0.4 million to $1.2 million or $0.01 to $0.03 per diluted share for the third quarter of 2008. These results include certain items that, in the aggregate, are expected to reduce net income by approximately $2 million or $0.06 per diluted share. These items include approximately $6 million of pretax direct costs and operating declines compared to last year in the Company’s Louisiana and southern Texas hospital operations resulting from the Gulf hurricanes, an estimated $0.9 million pretax write-down in the Company’s investment portfolio related to a failed financial institution and a favorable income tax adjustment of approximately $1.8 million. The Company’s previously issued third quarter earnings per share guidance for continuing operations, which did not include the impact of these separate items, ranged from $0.20 to $0.25 per diluted share.

While the Company’s nursing centers and rehabilitation therapy businesses generally performed as expected in the third quarter, the Company’s hospital results were substantially below management’s expectations. For the third quarter of 2008, hospital operating income (earnings before interest, income taxes, depreciation, amortization, rent and corporate overhead) is expected to approximate $64 million to $66 million compared to approximately $83 million reported in the third quarter of 2007. While the Company’s hospitals continued to achieve same-store admissions growth of 3% to 4% compared to the third quarter last year, hospital results for the quarter were negatively impacted by lower than expected patient days, including commercial insurance patient days, resulting primarily from a decline in length of stay. Hospital operating results also were negatively impacted by operating cost inefficiencies related to lower patient census levels. In addition, the Company’s hospital operations were adversely affected by the Gulf hurricanes.

The Company also indicated that third quarter operating results will reflect continued progress with respect to professional liability and workers compensation costs.

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300     www.kindredhealthcare.com

Kindred Healthcare Updates 2008 Earnings Guidance

October 21, 2008

Discontinued Operations

The Company also announced that it has discontinued the operations of three unprofitable hospitals, two of which were publicly announced in September 2008. For accounting purposes, the operating results of these three facilities and related losses on disposal will be reflected as discontinued operations when the Company reports its third quarter 2008 operating results. Accordingly, the Company will restate its historical operating results to eliminate these facilities from its continuing operations. The following is a preliminary summary of the effect of this restatement on the Company’s diluted earnings per share from continuing operations for the first and second quarters of 2008:

	Quarter
	First	Second	Six months
As originally reported	$0.39	$0.38	$0.77
As restated	$0.43	$0.51	$0.94

The reclassification is expected to have the effect of increasing third quarter 2008 net income from continuing operations by approximately $1.3 million or $0.03 per diluted share.

For the third quarter of 2008, the Company expects to report break-even operating results from discontinued operations. In addition, as previously announced, the Company expects to report a pretax loss from the disposition of a hospital in Massachusetts of approximately $35 million to $37.5 million ($21.5 million to $23 million net of income taxes or $0.55 to $0.58 per diluted share).

Earnings Guidance - Continuing Operations

The Company updated its earnings guidance for continuing operations for the remainder of 2008. Management believes that diluted earnings per share from continuing operations should range from $0.35 to $0.45 for the fourth quarter ending December 31, 2008. This estimate is less than previously expected and reflects softer hospital operating results in the period offset to some extent by lower professional liability and workers compensation costs.

For the year ended December 31, 2008, the Company expects that diluted earnings per share from continuing operations will range from $1.30 to $1.40. The Company’s previously issued 2008 earnings guidance range was $1.50 to $1.60 per diluted share.

The Company indicated that the earnings guidance reflects the estimated impact of a final rule issued by the Centers for Medicare and Medicaid Services on July 31, 2008 related to the re-weighting of payments under the prospective payment system for long-term acute care (“LTAC”) hospitals. The Company also indicated that the earnings guidance does not reflect any other changes in government reimbursement, any material acquisitions or divestitures or any repurchases of common stock.

The Company expects to announce its initial preliminary earnings guidance for 2009 when third quarter results are reported at the end of October.

Management Commentary

“Our consolidated third quarter results have been impacted negatively by weaker than expected hospital operations,” commented Paul J. Diaz, President and Chief Executive Officer of Kindred. “While we expected seasonally lower volumes in the third quarter, the decline in length of stay, particularly for commercial insurance patients, resulted in further revenue and margin pressure. At the same time, we did not effectively manage our costs based on our volume of patient days in the quarter. In addition, the operational disruptions caused by this year’s Gulf hurricanes further reduced our hospital operations.”

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Kindred Healthcare Updates 2008 Earnings Guidance

October 21, 2008

Mr. Diaz continued, “Despite some softness in volumes, our skilled nursing centers continued to perform well in the third quarter as we continued to benefit from lower professional liability and workers compensation costs. I am also confident in the prospects for Peoplefirst Rehabilitation as we saw further growth in our non-affiliated revenues in the third quarter.”

Commenting on the fourth quarter earnings guidance, Mr. Diaz remarked, “Looking forward, we expect to see higher seasonal patient volumes in the fourth quarter, although somewhat softer than we had previously expected, as well as improved operating efficiencies that typically result from volume growth. Our fourth quarter guidance also reflects anticipated improvements in Medicare rates in both the hospital and skilled nursing operations, and our continued focus on quality and customer service should also lead to further reductions in our professional liability and workers compensation costs over the balance of this year.”

Mr. Diaz commented further, “We expect significant improvements in our operating cash flows in the fourth quarter primarily as a result of improved accounts receivable collections. While continuing to fund our routine capital spending needs and our ongoing hospital development program, we expect that the Company will be financially well positioned going into 2009.”

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) variations in the Company’s financial results in connection with the finalization of the consolidated financial statements for the third quarter of 2008; (b) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (c) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification and the three-year moratorium on future hospital development; (d) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas, Inc. (NYSE:VTR); (e) the Company’s ability to meet its rental and debt service obligations; (f) the Company’s ability to

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Kindred Healthcare Updates 2008 Earnings Guidance

October 21, 2008

attract and retain key executives and other healthcare personnel; (g) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (h) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (i) failure of the Company’s facilities to meet applicable licensure and certification requirements; (j) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services; (k) the Company’s ability to control costs, particularly labor and employee benefit costs; (l) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (m) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes; (n) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (o) the further consolidation of managed care organizations and other third party payors; (p) the Company’s ability to successfully dispose of unprofitable facilities; (q) events or circumstances which could result in impairment of an asset or other charges; (r) changes in generally accepted accounting principles or practices; (s) the condition of the financial markets, including volatility and deterioration in the capital and credit markets, which would limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses; and (t) the Company’s ability to maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that net income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider net income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to net income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. is a healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion and approximately 54,000 employees in 40 states. At June 30, 2008, Kindred through its subsidiaries provided healthcare services in 656 locations, including 83 long-term acute care hospitals, 228 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 345 non-affiliated facilities. Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Updates 2008 Earnings Guidance

October 21, 2008

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2008 – Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	2008 Earnings Guidance Range (a)
	As of October 21, 2008		As of July 31, 2008
	Low	High	Low	High
Operating income	$560	$567	$578	$585

Rent	346	346	349	349
Depreciation and amortization	121	121	124	124
Interest, net	7	7	6	6

Income from continuing operations before income taxes	86	93	99	106
Provision for income taxes	35	38	40	44

Income from continuing operations	$51	$55	$59	$62

Earnings per diluted share	$1.30	$1.40	$1.50	$1.60

Shares used in computing earnings per diluted share	39.0	39.0	39.0	39.0

(a)	The earnings guidance reflects the estimated impact of a final rule issued by the Centers for Medicare and Medicaid Services on July 31, 2008 related to the re-weighting of payments under the prospective payment system for LTAC hospitals. The earnings guidance does not reflect any other changes in government reimbursement, any material acquisitions or divestitures or any repurchases of common stock.

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